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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 17, 2004 (except for the second paragraph of Note 4, as to which the date is March 9, 2004), accompanying the consolidated financial statements and schedule II included in the Annual Report of Computer Horizons Corp. on Form 10-K/A for the year ended December 31, 2003, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP

Edison, New Jersey
June 10, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM